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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999 (except Note 8, as to which the date is March 25, 1999), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-72469) and related Prospectus of eToys Inc. for the registration of 8,200,000 shares of its common stock.


                                          Ernst & Young LLP


Los Angeles, California



    The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 8 to the financial statements.



                                          /s/ Ernst & Young LLP



Los Angeles, California
April 1, 1999